Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”) is dated as of December 22, 2023 (“Effective Date”), by and between Ascent Industries Co., a Delaware corporation (“Provider”) and Specialty Pipe & Tube Operations LLC, a Delaware limited liability company (“Purchaser”). Capitalized terms used herein shall have the meanings given thereto in the Asset Purchase Agreement by and among the Provider and Purchaser and Specialty Pipe & Tube, Inc. (the “Company”) dated as of December 22, 2023 (the “Purchase Agreement”).
WITNESSETH:
Purchaser and Provider desire to set forth the terms and conditions whereby:

    A.    Provider will provide certain Transition Services (as defined below) to Purchaser in connection with the purchase of the Purchased Assets and servicing the Business; and

    B.    Purchaser will purchase such Transition Services from Provider.

    C.     Simultaneously with the execution of this Agreement, Provider and Purchaser are entering into an Employee Leasing Services Agreement (“ELSA”).

    In consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I
SERVICES PROVIDED
1.1Transition Services. Upon the terms and subject to the conditions set forth in this Agreement, Provider will provide all services (hereinafter referred to individually as a “Transition Service” and collectively as the “Transition Services”) Provider provided to Company for the 12-month period preceding the Effective Date, including those set forth in Schedule A hereto, to Purchaser (and such other services as mutually agreed upon in writing by Provider and Purchaser) during the time period specified for each such Transition Service in such Schedule (hereinafter referred to collectively as the “Time Periods” for all of the Transition Services and individually a “Time Period” for a Transition Service). Provider shall provide the Transition Services in a materially similar manner as Provider historically provided such services for Company. The parties shall cooperate in good faith to ensure the Transition Services are rendered in a timely and efficient manner to transition the Purchased Assets and Business operations to Purchaser.
1.2Personnel. In providing the Transition Services, Provider may, as it deems necessary or appropriate, (i) use the personnel of Provider or its affiliates, and (ii) employ the services of third parties to the extent that, and subject to the condition that, such third party services are routinely utilized to provide similar services to other businesses of Provider or are reasonably necessary for the efficient performance of such Transition Services.

Exhibit 10.1
1.3Representatives. Provider and Purchaser shall each nominate a representative to act as its primary contact person to coordinate the provision of all of the Transition Services (collectively, the "Primary Coordinators"). Each Primary Coordinator may designate one or more service coordinators for each specific Transition Service (the "Service Coordinators"). Each party may treat an act of a Primary Coordinator or Service Coordinator of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator or Service Coordinator had authority to so act, provided, however, that no such Primary Coordinator or Service Coordinator has authority to amend this Agreement. Provider and Purchaser shall advise each other promptly (in any case no more than five (5) business days) in writing of any change in the Primary Coordinators and any Service Coordinator for a particular Transition Service, setting forth the name of the Primary Coordinator or Service Coordinator to be replaced and the name of the replacement, and certifying that the replacement Primary Coordinator or Service Coordinator is authorized to act for such party in all matters relating to this Agreement, in the case of a Primary Coordinator or, in the case of a Service Coordinator, with respect to the Transition Service for which such Service Coordinator has been designated. Provider and Purchaser each agree that all communications relating to the provision of the Transition Services shall be directed to the Service Coordinators for such Transition Service with copies to the Primary Coordinators. Provider’s initial Primary Coordinator shall be Bill Steckel. Purchaser’s initial Primary Coordinator shall be Jerry Dungan. For each Transition Service, Provider’s and Purchaser’s initial Service Coordinator is set forth on the Schedules.
1.4Level of Transition Services.
(a)In all events, Provider shall perform, and shall cause any affiliate of Provider that performs Transition Services to perform, the Transition Services without discriminating in any material or intentional respect against Purchaser with respect to providing such Transition Services or taking such actions in favor of any other business of Provider or any other Persons.
(b)Provider and Purchaser shall cooperate with one another and provide such further assistance as the other may reasonably request in connection with the provision of the Transition Services.
(c)In addition to being subject to the terms and conditions of this Agreement for the provision of the Transition Services, Provider and Purchaser each agree that the Transition Services provided by third parties shall be subject to the terms and conditions of any agreements between Provider and such third parties, which agreements shall be on substantially the same conditions as Provider would enter into with such third parties for its own account, and no such agreements shall be binding on Purchaser after the term of this Agreement or the termination of any individual Transition Service without Purchaser’s express written consent.
1.5Modification of Procedures or Services.
(a)Subject to the procedure set forth in this Section 1.5 to the extent applicable, Provider may make changes from time to time in its standards and procedures or third parties contracts for performing the Transition Services, provided that such changes do not (i) result in an adverse impact to the Company/Purchaser, (ii) result degradation in the quality or timeliness of the services performed, or (iii) result in an increase in the consideration charged by the Provider to the Purchaser for the services performed.
(b)During the term of this Agreement, Purchaser shall, within 10 days after such plans are available, provide Provider with a plan identifying any changes in Purchaser's business that may affect the provision of the Transition Services by Provider; provided, however, that Provider shall not be required to alter the method in which it provides the Transition Services or increase the level of such Services in any material manner; provided, further, however, that the

Exhibit 10.1
failure of Purchaser to provide such notice shall not alter or diminish Provider's obligations to provide the Transition Services on the terms set forth herein except where the failure to provide notice has materially increased Provider's cost or burden to provide such Transition Service.
1.6No Obligation to Continue to Use Services; Provider to Assist in Transitioning.
(a)Purchaser shall not be obligated to continue to use any of the Transition Services and may terminate any Transition Service by giving Provider ten (10) days prior notice thereof in accordance with the notice provisions herein.
(b)Notwithstanding the foregoing, Provider shall use all commercially reasonable efforts to assist Purchaser in Purchaser’s efforts in undertaking to provide for itself any Transition Services, including without limitation giving Purchaser possession of the various documents, data and other records used or useful in the delivery of such Transition Services (to the extent that such provision would not violate the confidentiality terms of any proprietary documents) and taking such other steps as are reasonably necessary and without material cost to Provider to assist Purchaser to provide for itself such Transition Services on a self-sufficient basis.
1.7Provider/Purchaser Access. To the extent reasonably required for personnel of Provider to perform the Transition Services, Purchaser shall provide personnel of Provider with reasonable access during normal business hours (to the extent practicable) to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment. Purchaser will provide Provider access, including remote access, to all IT systems/software used by the Company, including outside of normal business hours. To enable the Purchaser to establish its own IT systems/software, Provider will provide access to (or the transfer of) data that exclusively used by the Company.
1.8Purchaser Obligations. During the term of this Agreement, Purchaser shall (i) comply with any reasonable instructions provided by Provider that are necessary for Provider to adequately provide the Transition Services; (ii) comply with all applicable standards and procedures applicable to such Transition Service which are in the manner generally applied by Provider in its business; and (iii) promptly report any operational or system problem affecting, the provision of any Transition Services to Provider. Notwithstanding the foregoing, any failure by Purchaser to perform any of the foregoing shall not alter or diminish Provider's obligations to provide the Transition Services on the terms set forth herein except where the failure to so perform has materially increased Provider's cost or burden to provide such Transition Service, or where such failure prevents the provision of the Transition Service in substantially the same manner as previously provided.
1.9Obligations to Each Party. All employees and representatives of Provider and its Affiliates shall be deemed to be employees or representatives of Provider and its Affiliates, and not employees or representatives of Purchaser or any of its respective Affiliates. All employees and representatives of Purchaser and its Affiliates shall be deemed to be employees or representatives of Purchaser and its Affiliates, and not employees or representatives of Provider or any of its Affiliates. Nothing in this Agreement shall make any party the partner, fiduciary, agent, or representative of any other party. Except as expressly contemplated herein, no party shall assume or create any obligations or responsibility, express or implied, on behalf of or in the name of any other party, or bind any other party in any manner whatsoever.

Exhibit 10.1
ARTICLE II
COMPENSATION
2.1Consideration. As consideration for the Transition Services, Purchaser shall pay to Provider the amount specified for each such Transition Service in accordance with the provision as set forth in the first paragraph of Schedule A to this Agreement.
2.2Invoices. After the end of each month, Provider, together with its affiliates or subsidiaries providing Transition Services, will submit a single itemized invoice with appropriate documentation for amounts included to Purchaser for all Transition Services provided to Purchaser during such month that are to be paid monthly. All invoices shall be sent to the attention of the Primary Coordinator at the address set forth in Section 7.1 hereof or to such other address as Purchaser shall have specified by notice in writing to Provider.
2.3Payment of Invoices.
(a)Payment of all invoices in respect of a Transition Service shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever (except that offset or deduction may be made in regard to other invoiced amounts due under this Agreement or to the extent of a dispute in good faith concerning amounts due under this Agreement), within ten (10) days of the invoice date unless otherwise specified in the Schedule relating to such Transition Service. All payments shall be made to the account designated by Provider to Purchaser.
(b)If any payment is not paid when due (except to the extent disputed in good faith), Provider shall have the right to immediately terminate the service for which payment has not been paid. Notwithstanding the above, Provider shall not cease providing any Transition Service or terminate this Agreement if such lack of payment is due to a good faith dispute, the details of which Purchaser has indicated to Provider in writing provided Purchaser is continuing to negotiate in good faith regarding such dispute.
2.4Provider shall keep true, complete, and accurate books of account regarding costs and expenses, financial records, Tax records and other relevant information associated with the provision of the Transition Services. Provider shall provide copies of all such available information within five (5) days of request from Purchaser (or from the date such information becomes available), or such other mutually agreed to time period.
ARTICLE III
CONFIDENTIALITY
3.1As used in this Agreement, the "Confidential Information" of a party shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates that is disclosed to the other party (or to which the other party gains access) pursuant to the transactions contemplated under this Agreement or the Purchase Agreement, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all inventions, discoveries, trade secrets, customer information, processes, techniques, methods, formulae, ideas and know-how, if any, of such party and its Affiliates and (ii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates; provided, that the Confidential Information of a party shall not include (A) information which is or becomes generally known to the public through no act or omission of the other party in breach of its obligations under Sections 3.1 or 3.2, (B) information which has been or hereafter is lawfully obtained by the other party from a third party so long as, in the case of information obtained from a third party, to the knowledge of such receiving party, such

Exhibit 10.1
third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party, (C) information that is independently developed by the receiving party, and (D) information the discloser has a legal right to disclose.
3.2Except as otherwise permitted by Section 3.3 below or the Purchase Agreement, (i) Purchaser agrees that it will keep the Confidential Information of Provider strictly confidential, and will cause its Affiliates to keep the Confidential Information of Provider and its Affiliates strictly confidential, and will not, without the prior written consent of Provider, disclose any Confidential Information of Provider and (ii) Provider agrees that it will keep the Confidential Information of Purchaser strictly confidential, and will cause each of its Affiliates to keep the Confidential Information of Purchaser and its Affiliates strictly confidential, and will not, without the prior written consent of Purchaser, disclose any Confidential Information of Purchaser.
3.3Notwithstanding Section 3.2 each of the parties shall be permitted to disclose Confidential Information (i) to its Affiliates and its and their respective officers, directors, employees and other agents, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and such party shall take all such action as shall be necessary in order to ensure that each of such Persons maintains the confidentiality of any Confidential Information that is so disclosed; (ii) to the extent, but only to the extent, required by applicable Law; provided, however, that prior to making any such disclosure, the party required to make such disclosure shall (to the extent permitted) notify the other party of the same so that such other party may consider seeking a protective order, and (iii) to the extent, but only to the extent, necessary in connection with any Legal Proceeding relating to a party's rights or obligations under this Agreement or any other Transaction Document or any other Legal Proceeding in connection herewith or therewith. In the event the protective order referenced in clause (ii) is not obtained or disclosure pursuant to clause (iii) is necessary, the disclosing party shall furnish only that portion of the Confidential Information which is legally required and shall exercise its commercially reasonable efforts to obtain confidential treatment of the Confidential Information. To the extent not prohibited by Law, the disclosing party will provide a copy of any Confidential Information which is being disclosed pursuant to the provisions of this Article III to the other party prior to disclosing such Confidential Information to a third party.
3.4Upon the termination of this Agreement, at the request of either party, the other party shall, as soon as practicable, return, or, at its option, destroy and cause to be returned or destroyed all or any requested portion of the requesting party's Confidential Information.

ARTICLE IV
TERM
4.1Term. This Agreement shall become effective on the Closing Date and shall remain in force until the expiration of the longest Time Period specified in any Schedule hereto (the "Expiration Date"), unless all of the Transition Services are terminated by Purchaser in accordance with Section 1.6(a) above, or this Agreement is terminated under Section 2.3(b) prior to the Expiration Date. Notwithstanding the above, Provider and Purchaser agree to use commercially reasonable efforts in expediting the transition of each of the Transition Services from Provider to Purchaser.

Exhibit 10.1
4.2Termination of Obligations. Purchaser specifically agrees and acknowledges that all obligations of Provider to provide each Transition Service shall immediately cease upon the expiration of the Time Period for such Transition Service, and Provider's obligations to provide all of the Transition Services hereunder shall immediately cease upon the termination of this Agreement. Purchaser shall bear sole responsibility for instituting permanent services, or obtaining replacement services, in respect of any Transition Service terminated in accordance with the provisions hereof, and Provider shall bear no liability for Purchaser's failure to implement or obtain such service or for any difficulties in transitioning from the Transition Service to such permanent or replacement service.
4.3Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Sections 1.5, 1.6 and 1.12 and Article III and (b) Provider's right to receive the compensation for the Transition Services provided by it hereunder provided in Section 2.1 above incurred prior to the effective date of termination.
ARTICLE V
LIABILITY AND DISPUTE RESOLUTION
5.1Limitation of Liability.
The parties hereto acknowledge and agree that the Transition Services are provided by Provider: (i) at the request of Purchaser in order to accommodate it in servicing the Business following the Closing, and (ii) at the costs set forth on the applicable Schedule hereto and with no expectation of profit being made by Provider thereon. Accordingly, each party agrees that, absent gross negligence, willful misconduct, theft or fraud, the other party, its subsidiaries and affiliates and their directors, officers, employees, representatives, consultants and agents shall not be liable for any indirect, special, or incidental damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third party claims relating to the Transition Services or each party’s performance under this Agreement. Notwithstanding anything to the contrary contained herein, in the event Provider commits an error with respect to or incorrectly performs or fails to perform any Transition Service, at Purchaser’s request, Provider shall promptly use reasonable efforts and in good faith attempt to correct such error, re-perform or perform such Transition Service at no additional cost to Purchaser; provided that, absent gross negligence, willful misconduct, theft or fraud, Provider shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Transition Service in question.
5.2Indemnity. In addition to the rights and obligations set forth in Article 7 of the Purchase Agreement:
(a)Purchaser agrees to indemnify and hold Provider and its subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof (“Provider Indemnified Parties”) harmless from and against any damages, Liabilities, losses, Legal Proceedings, taxes, fines, penalties, costs and expenses (including reasonable attorneys’ fees and court costs) (each, a "Damage" and, collectively, the "Damages") of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) incurred by, imposed upon or rendered against one or more of the Provider Indemnified Parties, all to the extent that such Damages are in respect of, arise out of or are based upon (i) the gross negligence or willful misconduct of Purchaser or its Affiliates, (ii) Purchaser or its Affiliates’ violation of Law, (iii) Purchaser or its Affiliates’ breach of this Agreement. This obligation to indemnify will include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities

Exhibit 10.1
incurred by Provider or its counsel from the first notice that any claim or demand is to be made or may be made.
(b)Provider agrees to indemnify and hold Purchaser and its subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof (“Purchaser Indemnified Parties”) harmless from and against any Damages of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) incurred by, imposed upon or rendered against one or more of the Purchaser Indemnified Parties, all to the extent that such Losses are in respect of, arise out of or are based upon (i) the gross negligence or willful misconduct of Provider or its Affiliates in providing (or failing to provide) a Service, or (ii) any Provider’s or any of its affiliate’s violation of law. This obligation to indemnify will include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by Purchaser or its counsel from the first notice that any claim or demand is to be made or may be made.
5.3Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such party, including but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection riot, invasion, strike or lockout; provided however that such party shall resume the performance whenever such causes are removed.
5.4Disclaimer of Warranties. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THE PROVIDER DOES NOT GUARANTEE OR WARRANT THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER, AND EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OR GUARANTEES OF ANY KIND, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.
5.5Cooperation and Dispute Resolution. During the term of this Agreement, the parties agree to cooperate in good faith to realize their intent and agreement (as expressed herein) and to resolve any problems that may occur with respect to this Agreement in a commercially reasonable way. As part of that cooperation, each party agrees as follows:
(a)The Primary Coordinators shall be such party's coordinators (the "Coordinators") for the purpose of coordinating the Transition Services to be provided hereunder with the objective that the overall intent and agreement of the parties regarding the Transition Services required under this Agreement are achieved, including the prompt payment to Provider for the Transition Services provided hereunder. Each party may treat an act of a Coordinator of another party as being authorized by such other party without inquiring into such act or ascertaining whether such Coordinator had authority to so act; provided that no Coordinator has the authority to amend this Agreement, except in accordance with Section 7.9.
(b)The Coordinators will promptly negotiate in good faith to resolve all disputes, controversies or claims arising out of or relating to this Agreement or the performance hereunder (a "Dispute"). In the event that the Coordinators cannot resolve a Dispute within fourteen (14) days of the date the Coordinators initiate negotiations with respect to such Dispute), the parties shall refer such Dispute to Doug Tackett on behalf of Provider, and Lindsay Wynter, on behalf of Purchaser, for resolution. In the event that such Dispute cannot be resolved by the parties within

Exhibit 10.1
fifteen (15) days of being referred to Mr. Tackett and Mr. Wynter, the parties agree that they shall settle all such Disputes in the manner provided in Section 7.2.
(c)While any Dispute is being resolved in accordance with Section 5.5, each of Provider and Purchaser shall continue to perform all of its obligations under this Agreement, including those obligations subject to the Dispute.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
6.1Purchaser Representations. Purchaser hereby represents and warrants to Provider that:
(a)Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)Purchaser has all requisite corporate power and authority necessary to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(c)This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights generally and as limited by the availability of specific performance and the application of equitable principles.
(d)The execution and delivery by Purchaser of this Agreement, the performance by Recipient of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby do not and will not (i) conflict with or violate the provisions of Purchaser's certificate of incorporation or bylaws, (ii) with such exceptions as, individually and in the aggregate, have not had and are not reasonably likely to have, a material adverse effect on the ability of Purchaser to perform its obligations hereunder, conflict with, constitute a default under, result in a violation or breach of, result in the acceleration of any rights under, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, any Contract which Recipient is subject, (iii) violate or breach the terms of, or cause any default under, any Law to which Recipient is subject, (iv) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity, or (v) with the passage of time, the giving of notice or the taking of any action by another Person, have any of the effects described in clauses (i) through (iv) of this clause (d).
6.2Provider Representations. Provider hereby represents and warrants to Purchaser that:
(a)Provider is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)Provider has all requisite corporate power and authority necessary to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(c)This Agreement has been duly executed and delivered by Provider and constitutes a valid and binding obligation of Provider, enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors' rights

Exhibit 10.1
generally and as limited by the availability of specific performance and the application of equitable principles.
(d)The execution and delivery by Provider of this Agreement, the performance by Provider of its obligations hereunder and the consummation by Provider of the transactions contemplated hereby do not and will not (i) conflict with or violate the provisions of Provider's certificate of incorporation or bylaws, (ii) with such exceptions as, individually and in the aggregate, have not had and are not reasonably likely to have, a material adverse effect on the ability of Provider to perform its obligations hereunder, conflict with, constitute a default under, result in a violation or breach of, result in the acceleration of any rights under, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, any Provider which Provider is subject, (iii) violate or breach the terms of, or cause any default under, any Law to which Provider is subject, (iv) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity, or (v) with the passage of time, the giving of notice or the taking of any action by another Person, have any of the effects described in clauses (i) through (iv) of this clause (d).
ARTICLE VII
MISCELLANEOUS
7.1Notices and Requests. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or express mail (postage prepaid) or by electronic mail to the parties at the following addresses and facsimile numbers:

if to Purchaser:
[***]
[***]
[***]
[***]
Email: [***]

with copies (which shall not constitute notice) to:
Kutak Rock LLP
2001 16th Street, Suite 1800
Denver, CO 80202
Attention: Tori Donovan
Email: victoria.donovan@kutakrock.com
if to Provider to:

Ascent Industries, Co.
1400 16th Street, Suite 270
Oak Brook, Illinois 60523
Attention: Doug Tackett
Email: dtackett@ascentco.com

        with copies (which shall not constitute notice) to:

Exhibit 10.1
            Sherman & Howard LLC
            675 Fifteenth Street, Suite 2300
            Denver, CO 80202
            Attn: Jeff Kesselman
            Email: jkesselman@shermanhoward.com

or to such other address as the party to receive the notice or request shall designate by notice to the other party. The effective date of any notice or request given in connection with this Agreement shall be deemed to have been given (a) if personally delivered, on the date of delivery (or, if delivered after the normal business hours of the intended recipient, on the next Business Day), (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit, or (d) if delivered by electronic mail, upon confirmation of successful transmission.

7.2Governing Law; Venue. The validity, construction, and performance of this Agreement, and any action arising out of or relating to this Agreement shall be governed by the laws of the State of Delaware without regard to the laws of such state as to choice or conflict of laws. Each party (a) hereby irrevocably submits to the exclusive jurisdiction of the courts located in Delaware, for the purpose of any action arising out of or based upon this Agreement or the subject matter hereof and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the action is brought in an inconvenient forum or that the venue of the action is improper. Each party hereby consents to service of process by mail at the address to which notices are to be given. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
7.3Attorneys’ Fees. If any claim or action is commenced by any party concerning this Agreement, the prevailing party(ies) shall recover from the losing party reasonable attorneys’ fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party(ies), in addition to all other remedies to which the prevailing party(ies) may be entitled. If a claim or action asserted by a third party against any party(ies) arises from an action or omission by another party, the party(ies) responsible for the action or omission shall be the losing party, and the other party(ies) shall be the prevailing party, for purposes of the foregoing sentence.
7.4Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. The captions of the Sections and subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

Exhibit 10.1
7.5Headings. The headings or titles in this Agreement are for the purposes of reference only and shall not in any way affect the interpretation or construction hereof.
7.6Incorporation of Schedules. Schedules hereto are hereby incorporated herein and made a part of this Agreement.
7.7No Waiver. The failure by Purchaser or Provider at any time to enforce any of the terms, provisions or conditions of this Agreement shall not constitute or be construed as a waiver of the same and any single or partial exercise by Purchaser or Provider of any right under this Agreement shall not preclude any further or other exercise of the same of the exercise of any other right.
7.8Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior and contemporaneous agreements, claims, representations, and understandings of the parties in connection with such subject matter.
7.9Amendment. This Agreement shall not be modified or amended except by written agreement signed on behalf of Provider and Purchaser by their respective duly authorized representatives.
7.10Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly; provided, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by either party without the prior written consent of the other party (except that either party may, without the prior written consent of the other, assign this Agreement to its Affiliates, and Recipient may collaterally assign this Agreement to its financing sources). Any attempt to assign any rights or obligations arising under this Agreement in contravention with this paragraph shall be null and void ab initio.
7.11Successors and Assigns. Each of the terms, provisions, and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.
7.12Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Purchaser or Provider, as applicable, in accordance with their specific terms or were otherwise breached by Purchaser or Provider, as applicable. It is accordingly agreed that, in addition to any other remedy to which they may be entitled at law or in equity, the parties shall be entitled to an injunction or injunctions, without any necessity of showing actual damage or irreparable harm and without any requirement to post or provide any bond or other security in connection therewith, to prevent breaches of this Agreement by any of Purchaser or Provider, as applicable, and to enforce specifically the terms and provisions hereof against Purchaser or Provider, as applicable, in any court having jurisdiction, this being in addition to any other remedy to which the parties hereto are entitled at law or in equity. Each of the parties hereby waives any requirement for the posting or provision of any bond or other security in connection with any such enforcement and each of the parties agrees that it will not oppose the granting of an injunction, specific performance and/or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity.
7.13Cumulative Remedies. No remedy made available hereunder by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now, or hereafter existing at Law or in equity or by statute or otherwise.

Exhibit 10.1
7.14No Third-Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
7.15Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially declared to be or become illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.
7.16Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating a partnership or the relationship of principal and agent or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and provider of services nor be deemed to vest any rights, interests or claims in any third parties.
7.17Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.
(Signature Page Follows)

Exhibit 10.1
IN WITNESS WHEREOF, the parties have executed this Transition Services Agreement as of the date first above written.

“PURCHASER”: SPECIALTY PIPE & TUBE OPERATIONS, LLC a Delaware limited liability company By: SP&T Holdings LLC, a Delaware limited liability company, its Manager By:/s/[***] Name: [***] Title: [***]	“PROVIDER”: ASCENT INDUSTRIES, CO a Delaware corporation By: /s/ Christopher G. Hutter________ Name: Christopher G. Hutter Title: President and CEO

Exhibit 10.1
TRANSITION SERVICES AGREEMENT
SCHEDULE A
PROVIDER TRANSITION SERVICES

SCHEDULE A

[***]

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